SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

X-RITE, INCORPORATED
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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X-Rite, Incorporated
3100 44th Street, S.W.
Grandville, Michigan 49418
616-534-7663

X-RITE, INCORPORATED
3100 44TH Street, S.W.
Grandville, Michigan 49418

Notice of Annual Meeting To Be Held May 19, 2003

        The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at Western Michigan University Conference Center, 200 Ionia Avenue, S.W., Grand Rapids, Michigan, on Monday, May 19, 2003, at 4:30 p.m., for the following purposes:

1.	To elect two directors as set forth in the accompanying Proxy Statement.

2.	To approve the adoption of the X-Rite, Incorporated Amended and Restated Employee Stock Option Plan.

3.	To approve the adoption of the X-Rite, Incorporated Amended and Restated Outside Director Stock Option Plan.

4.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

        Shareholders of record as of the close of business on March 28, 2003, are entitled to notice of, and to vote at the meeting. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of this Notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to vote by the Internet as it is the most cost-effective method. Whether or not you expect to be present at this meeting, you are requested to vote your shares using one of the methods discussed above. If you attend the meeting and wish to vote in person, you may withdraw your Proxy.

By Order of the Board of Directors Duane F. Kluting Secretary

April 11, 2003
Grandville, Michigan

X-Rite, Incorporated
3100 44th Street, S.W.
Grandville, Michigan 49418
616-534-7663

_________________

PROXY STATEMENT
April 11, 2003

_________________

Solicitation of Proxies

        This Proxy Statement is furnished to the shareholders of X-Rite, Incorporated on or about April 11, 2003, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on Monday, May 19, 2003, at 4:30 p.m. at the Western Michigan University Conference Center, 200 Ionia Avenue, S.W., Grand Rapids, Michigan.

        Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of a Proxy allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. There are four (4) ways to vote your shares:

  By the Internet at http://www.eproxyvote.com/xrit.
  By toll-free telephone at 1-877-PRX-VOTE (1-877-779-8683)
  By completing and mailing your Proxy Card or Voter Instruction Form
  By written ballot at the Annual Meeting

        If the enclosed Proxy Card is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders or at any adjournment of that meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees named in the Proxy, and at the discretion of the Proxy voters on any other matters voted upon at the meeting. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person.

        The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,800, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

Voting Securities and Record Date

        March 28, 2003, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 20,231,206 shares of the Company’s common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transactions of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Election of Directors

        The Company’s Articles of Incorporation specify that the Board of Directors shall consist of at least six (6), but not more than nine (9) members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at seven (7). The Articles also specify that the Board of Directors be divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. The Board of Directors has nominated Paul R. Sylvester and Mark D. Weishaar for election as directors to three-year terms expiring in 2006. Mr. Sylvester and Mr. Weishaar were appointed to the Board of Directors in January 2003. The Company’s Articles of Incorporation require that directors like Mr. Sylvester and Mr.

Weishaar, who were appointed to the Board of Directors, stand for reelection at the next annual meeting of shareholders.

        Unless otherwise specifically directed by a marking on a shareholder’s Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. If any of these nominees becomes unavailable, which is not now anticipated, the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Directors are elected by a plurality of the votes cast by shareholders under Michigan law. Accordingly, the nominees receiving the most affirmative votes cast will be elected, regardless of the number of votes received. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the meeting.

        The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

        The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors.

Names, (Ages), Positions and Backgrounds of Nominees	Service as a Director

Nominees for Terms to Expire in 2006

Paul R. Sylvester (43) is President and CEO of Manatron, Inc., a local government software and services provider headquartered in Michigan, and has held that position since 1996. He joined Manatron in 1987 as its Vice President of Finance and CFO. He is a CPA and has served on Manatron's Board of Directors since 1987.
Director since January 2003 Member of the Audit Committee
Mark D. Weishaar (45) is President and CEO of Sturgis Molded Products, a custom injection molding company headquartered in Michigan, and has held that position since 1997. Previously, he was Vice President of Business Development at Moore Corporation Limited, a multi-national business forms printer. Mr. Weishaar is a CPA and served as Managing Partner for BDO Seidman, LLP where he worked for 13 years in various capacities.
Director since January 2003 Member of the Audit Committee

Directors Whose Terms Expire in 2004

Dr. Peter M. Banks (65) retired in 2000 from ERIM International Inc., a high technology research and development defense systems company headquartered in Michigan, following its purchase by the Veridian Corporation of Washington, D.C. He continues with Veridian as a part-time consultant. From 1995 to 1999 he held the position of President, Chief Executive Officer and Chairman of the Board of ERIM International Inc. Prior to 1995, Dr. Banks served as the Dean of the College of Engineering at the University of Michigan. He is a manager and member of XR Ventures, LLC. He serves as a director of Tecumseh Products Co.	Director since 1998 Member of the Nominating & Resource Committee and Compensation Committee

Ronald A. VandenBerg (63) is a general business consultant. He served in several senior management positions for more than five years, including Senior Vice President at Donnelly Corporation (now Magna Corporation) until his retirement in 1999. Donnelly Corporation is a manufacturer of glass related products for the automotive and electronics industries, headquartered in Michigan.	Director since 1989 Chairman of the Compensation Committee

Names, (Ages), Positions and Backgrounds of Nominees	Service as a Director

Directors Whose Terms Expire in 2005

Stanley W. Cheff (61) is Chairman of the Board of Wolverine Building Group, a construction firm head-quartered in Michigan. Previously, Mr. Cheff served as President and Chief Executive Officer of Wolverine Building Group, holding that position for more than five years.	Director since 1996 Chairman of Nominating & Resource Committee and Member of the Compensation Committee

James A. Knister (65) served in several senior management positions for more than five years, including Chief Financial Officer, for Donnelly Corporation (now Magna Corporation) until his retirement in 1999. Donnelly Corporation is a manufacturer of glass related products for the automotive and electronics industries, head-quartered in Michigan. Mr. Knister is a manager and member of XR Ventures, LLC.	Director since 1996 Member of the Nominating & Resource Committee

John E. Utley (62) retired in 1999 as Acting Deputy President of Lucas Varity Automotive. Lucas Varity was headquartered in London, England prior to being sold to TRW, Inc. Prior to that, he served in several senior management positions for more than five years, including Senior Vice President Strategic Marketing for Varity Corporation and served as Chairman of the Board of both Kelsey Hayes Co. and Walbro Corporation.	Director Since 2000 Chairman of the Board of Directors Ex-officio member of all Board Committees

        The Company has an Audit Committee. This Committee met on four (4) occasions during the fiscal year ended December 28, 2002. A report from this Committee appears infra under the caption Report of the Audit Committee.

        The Company has a Compensation Committee that makes recommendations to the Board of Directors regarding annual remuneration of the Company’s executive officers, and which is responsible for administering the Company’s various incentive plans involving the Company’s common stock. This Committee met on five (5) occasions during the fiscal year ended December 28, 2002. A report from this Committee appears infra under the caption Report on Executive Compensation.

        The Company has a Nominating & Resource Committee that is responsible for overseeing executive career development and succession, Board of Directors development and recommending to the Board annually a slate of nominees for election as directors to be submitted to the shareholders of the Company at the Annual Meeting. The Committee is also responsible for recommending nominees to fill vacancies that may occur at other times. The Committee will consider persons suggested as nominees by shareholders, and suggestions should be sent to the Nominating Committee c/o the Company’s Secretary at its headquarters. This Committee met on three (3) occasions during the fiscal year ended December 28, 2002.

        The Board of Directors met six (6) times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served.

Proposal to Amend and Restate Employee Stock Option Plan

        In 1993, the shareholders of the Company approved the X-Rite, Incorporated 1993 Employee Stock Option Plan, which was subsequently amended in accordance with its terms (the “Employee Plan”). The Employee Plan provides for the grant of options and stock appreciation rights (“SARs”) to key employees of the Company for the purchase of not more than 2,000,000 shares of the Company’s common stock. At March 3, 2003, 1,329,600 shares had been reserved for issuance upon the exercise of outstanding options and 647,593 shares remained available for the grant of options or SARs. The Employee Plan was set to expire June 30, 2003.

        Effective January 26, 2003, the Board of Directors took action to amend and restate the Employee Plan (the “Option Plan”), subject to approval of the Company’s shareholders. Shareholders will be asked to consider and approve the Option Plan at the Annual Meeting. The following paragraphs summarize the principal features of the Option Plan, and the full text of the Option Plan, as amended and restated, is appended to this Proxy Statement as Appendix A.

        Purpose. The purposes of the Option Plan are to encourage stock ownership by key employees of the Company, to provide an incentive for such employees to expand and improve the profits and property of the Company, and to assist the Company in attracting and retaining key personnel.

        Eligibility and Administration. The Option Plan is administered by a committee (the “Committee”) appointed by the Board of Directors. The Committee is authorized to determine which of the Company’s employees are entitled to receive options or SARs, the number of shares subject to each option or SAR, the option or SAR term, and such other matters as are specified in the Option Plan.

        Shares Subject to Plan. A maximum of 3,000,000 shares of the Company’s common stock, par value $.10 per share, are authorized for sale pursuant to options or SARs granted under the Option Plan and no individual may receive a grant of more than 500,000 options or SARs under the Option Plan. Shares will be supplied to satisfy the requirements of options or SARs granted under the Option Plan out of authorized but unissued shares. Upon expiration or termination of options or SARs without exercise, the shares subject to those options or SARs are available for options subsequently granted under the Plan. The Option Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, stock splits, reclassifications of shares, or recapitalizations to prevent dilution of the interest of the optionees. The Board of Directors may, in the exercise of its discretion, direct the Committee to declare that the options and SARs outstanding under the Option Plan become immediately exercisable if the Board determines that a change in control of the Company is imminent, and the effect of this provision may be to discourage attempts to acquire control of the Company, which shareholders may deem to be in their best interest.

        Operation of the Plan. The Option Plan provides for the granting of options, which qualify as incentive stock options as defined by Section 422 of the Internal Revenue Code (the “Code”) (“Qualified Options”), stock options which do not qualify under that section of the Code (“Nonqualified Options”), as well as SARs.

        The Option Plan provides that the exercise price of any option granted under the Plan may not be less than 100 percent of the per share fair market value of the Company’s common stock at the time the option is granted. Fair market value is defined in the Plan as the closing sale price reported in the NASDAQ Stock Market. On March 3, 2003, the closing sales price for the Company’s common stock was reported at $8.10. Upon exercise, the price must be paid in full and may be paid in cash, by the surrender of shares owned by the optionee at fair market value, or the exercise of SARs. The Committee may, in its discretion, provide that options may be exercised in whole or in part for any period or periods specified in an option agreement, except that no option may be extended for a period of more than ten years. Qualified Options are not transferable except by will or pursuant to the laws of descent and distribution upon an optionee’s death. Nonqualified Options are not transferable except by will or pursuant to the laws of descent and distribution, except that the Committee may permit transfers to an optionee’s spouse and/or descendants or to a trust created primarily for their benefit. SARs are transferable only when the option to which it relates it transferable. During the lifetime of an optionee, options may be exercised only by the optionee or an authorized transferee.

        SARs may be, but are not required to be, granted under the Option Plan, in connection with the grant of an option. The SAR would permit the grantee to receive, upon exercise of the SAR, cash and/or common stock, at the discretion of the Committee, equal in value to the excess, if any, of the then per share fair market value over the per share exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is being exercised. Upon exercise of an SAR, the optionee will recognize that amount as ordinary income, and the Company will be allowed a corresponding deduction. SARs are exercisable at the same time as the option to which it relates is exercisable. Upon the exercise of a SAR, the option to which it relates will be cancelled to the extent of the number of shares with respect to which the SAR is exercised.

        Amendment and Termination. The Option Plan will terminate automatically on January 26, 2013, unless terminated earlier by the Board of Directors. The Board may amend the Option Plan at any time, provided that no amendment may, without shareholder approval: (i) increase the total number of shares which may be issued under the Option Plan or to any individual under the Plan; (ii) reduce the price at which options may be granted; (iii) extend the period during which options can be granted; or (iv) modify the eligibility requirements for participation in the Option Plan.

        Tax Treatment. The following paragraphs summarize the federal income tax consequences with respect to options and SARs granted under the Option Plan, based upon management’s understanding of existing federal income tax laws.

        In the case of Qualified Options, no tax consequence will result (except in the case of an optionee who is subject to the alternative minimum tax) from a grant of an option to, or the exercise of an option by the optionee. Instead, the optionee will recognize gain or loss when the shares received upon exercise of the option are disposed of or sold. For purposes of determining the gain or loss, the optionee’s basis in the shares will be the option price. If the date of sale or disposition of the shares is at least two years after the date of the grant of the option, and at least one year after receipt of the shares upon exercise of the option, the optionee will be entitled to long-term capital gain treatment upon the sale or disposition. The Company generally will not be allowed a deduction with respect to a Qualified Option. If, however, the optionee fails to meet the holding period requirements, any gain realized upon sale or disposition of the shares received upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. In that case, the Company will be allowed a corresponding deduction.

        In the case of Nonqualified Options, no tax consequences will result to the optionee, or the Company, from the grant of an option under the Option Plan. The difference between the fair market value of the shares at the time an option is exercised and the exercise price generally will be treated as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. Tax consequences to an optionee will arise again at the time the shares of common stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain or loss and will equal the difference between the amount realized on the sale and the tax basis in the shares of common stock. The tax basis will equal the cost of the shares plus any income recognized upon the exercise of the option.

        The rules governing the tax treatment of options, stock acquired upon the exercise of options and SARs are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

        The affirmative vote of a majority of the Company’s outstanding common stock represented and voted at the Annual Meeting is required to approve the adoption of the Option Plan. Since a majority of votes cast is required for approval and abstentions are treated as votes cast, any negative vote or abstention will necessitate an offsetting affirmative vote to assure approval. Broker non-votes will not be counted as votes cast. Note that the accompanying proxy will be voted FOR the approval of the adoption of the Option Plan, if no contrary direction is made on the card. Votes will be counted by Inspectors of Election appointed by the presiding officer at the annual meeting.

        The Board of Directors recommends a vote FOR the approval of the adoption of the Option Plan.

Proposal to Approve Amended and Restated Outside Director Option Plan

        In 1993, the Shareholders of the Company approved the X-Rite, Incorporated 1993 Outside Director Stock Option Plan, which was subsequently amended in accordance with its terms (the “Plan”). The Plan provides for the grant of options to non-employee members of the Board of Directors for the purchase of not more than 800,000 shares of the Company’s common stock. At March 3, 2003, 664,910 shares had been reserved for issuance upon the exercise of outstanding options and 177,590 shares remained available for the grant of options under the Plan. The Plan was set to expire in May of 2003.

        Effective January 26, 2003, the Board of Directors took action to amend and restate the Plan (the “Outside Director Plan”), subject to approval of the Company’s shareholders. Shareholders will be asked to consider and approve the Outside Director Plan at the Annual Meeting. The following paragraphs summarize the principal features of the Outside Director Plan, and the full text of the Outside Director Plan, as amended and restated, is appended to this Proxy Statement as Appendix B.

        Purpose. The purpose of the Outside Director Plan is to make service on the Board more attractive to present and prospective outside directors, since the continued services of qualified non-officer, or outside, directors are considered essential to the sustained progress of the Company. The Outside Director Plan also provides additional incentive for such directors to direct the Company effectively by offering a greater interest in the continued success of the Company through stock ownership and encourages stock ownership by outside directors. If the Outside Director Plan is approved, all of the incumbent directors and nominees listed in the table under the caption “Election of Directors” will be eligible to receive options under the Outside Director Plan, except for Richard E. Cook, who is not an outside director. The following paragraphs summarize the principal features of the Plan. The full text of the Outside Director Plan is appended hereto as Appendix B.

        Eligibility and Administration. Only the Company’s outside directors are eligible to participate in the Outside Director Plan. The Outside Director Plan will be administered by the Board of Directors. The Board has the power and discretion to determine all questions arising under the Outside Director Plan.

        Shares Subject to Plan. A maximum of 1,000,000 shares of the Company’s common stock, par value $.10 per share, are authorized for sale pursuant to options granted under the Outside Director Plan. Shares will be supplied to satisfy the requirements of options granted under the Outside Director Plan out of authorized but unissued shares. If any option or any portion of an option is terminated or surrendered for any reason without being exercised, the shares subject to the unexercised portion of the option shall be available for subsequent option grants under the Outside Director Plan. The Outside Director Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, stock splits, reclassification of shares or recapitalization of shares to prevent dilution of the interests of optionees.

        Operation of the Plan. All options granted to outside directors under the Outside Director Plan will be nonstatutory stock options, evidenced by an agreement between the Company and the director in a form approved by the Board.

        If the shareholders approve the Outside Director Plan, effective as of the date of each annual meeting of shareholders (including this Annual Meeting), each outside director who is newly elected or continues in office as a director subsequent to that meeting shall be granted an option to acquire 8,000 shares of common stock. Any outside director who is elected as a director by the Board shall be granted a prorated option. The options granted under the Outside Director Plan will be exercisable at a price equal to fair market value as of the date of grant. The closing price for the Company’s common stock, as reported on March 3, 2003, was $8.10. Options may be exercised only following the expiration of six months after grant.

        Options granted under the Outside Director Plan may not be transferred in any manner other than by will or pursuant to the laws of descent and distribution upon an optionee’s death, except that the Board may authorize the grant of options to permit transfers to an optionee’s spouse and/or descendent, or a trust created for their benefit. During the optionee’s lifetime, options may be exercised only by the optionee or an authorized transferee. No option may be exercised more than ten years after the date of grant.

        Amendment and Termination. No options may be granted under the Outside Director Plan more than ten (10) years after shareholder approval. The Board may amend the Outside Director Plan, except that no amendment may change or increase the number of shares subject to the Outside Director Plan (other than to prevent dilution), reduce the option price for shares which may be purchased under the Outside Director Plan, extend the period during which options may be granted, or modify the eligibility requirements.

        Tax Treatment. All options granted under the Outside Director Plan are nonqualified options, not entitled to special tax treatment under Section 422 of the Code. The grant of a stock option does not result in taxable income to the recipient. The difference between the fair market value of the shares at the time an option is exercised and the exercise price generally will be treated as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. Tax consequences to an optionee will arise again at the time the shares of common stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain or loss and will equal the difference between the amount realized on the sale and the tax basis in the shares of common stock. The tax basis will equal the cost of the shares plus any income recognized upon the exercise of the option.

        The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

        The affirmative vote of a majority of the Company’s outstanding common stock represented and voted at the Annual Meeting is required to approve the adoption of the Outside Director Plan. Since a majority of votes cast is required for approval and abstentions are treated as votes cast, any negative vote or abstention will necessitate an offsetting affirmative vote to assure approval. Broker non-votes will not be counted as votes cast. Note that the accompanying proxy will be voted FOR the approval of the adoption of the Outside Director Plan, if no contrary direction is made on the card. Votes will be counted by Inspectors of Election appointed by the presiding officer at the annual meeting.

The Board of Directors recommends a vote FOR the approval of the adoption of the Outside Director Plan.

Securities Ownership of Management

        The following table contains information regarding ownership of the Company’s common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company’s understanding of circumstances in existence as of March 1, 2003.

                                          Amount and Nature of Ownership

-----------------------------------------------------------------------------------------------------------------------
                                          Shares
Name and Address of                    Beneficially             Exercisable                          Percent of Class
Beneficial Owner                         Owned (1)               Options(2)            Total                (4)
-----------------------------------------------------------------------------------------------------------------------

Joan Mariani Andrew                          23,331                105,000              128,331              *
Dr. Peter M. Banks                                -                 30,000               30,000              *
Bernard J. Berg                              30,722                130,000              160,722              *
Stanley W. Cheff                              3,000                 70,000               73,000              *
Richard E. Cook                              68,008                102,500              170,508              *
Michael C. Ferrara                            5,000                 35,000               40,000              *
Duane F. Kluting                             54,184  (3)           122,000              176,184              *
James A. Knister                              2,000                 70,000               72,000              *
Paul R. Sylvester                               500                      -                  500              *
Rufus S. Teesdale                         1,333,167                 80,000            1,413,167             6.5
3100 44th Street, S.W.
Grandville, MI 49418
John E. Utley                                 2,000                 30,000               32,000              *
Ronald A. VandenBerg                          8,666                100,000              108,666              *
Mark D. Weishaar                              1,000                      -                1,000              *
All Directors and Executive               1,556,467              1,001,000            2,557,467            11.7
Officers as a Group
(15 persons)
-----------------------------------------------------------------------------------------------------------------------

*Less than one percent

(1)	Except as disclosed in the footnotes below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2)	This column reflects shares subject to options exercisable within 60 days.

(3)	Includes 20,000 shares issued to a trust established by Mr. Kluting’s wife, and he disclaims beneficial ownership of those 20,000 shares.

(4)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to rule 13d-3.

Securities Ownership of Certain Beneficial Owners

        The following table contains information regarding ownership of the Company’s common stock by persons or entities beneficially owning more than five percent (5%) of the Company’s common stock, other than the director as previously disclosed. The content of this table is based upon information contained in Schedules 13G furnished to the Company and represents the Company’s understanding of circumstances in existence as of February 14, 2003. The individual listed on this table is a founder and former director of the Company.

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Name and Address of                                Amount and Nature                         Percent of
Beneficial Owner                                of Beneficial Ownership                          Class (2)
--------------------------------------------------------------------------------------------------------------

Putnam Investments, Inc.                                2,887,960                                 13.2
One Post Office Square
Boston, MA 02109

Ted Thompson                                            1,515,800  (1)                             6.9
1980 76th Street, SW
Byron Center, MI  49315
--------------------------------------------------------------------------------------------------------------
(1)

Includes 147,500 shares subject to options exercisable within 60 days, and includes 160,000 shares issued to a trust established by Mr. Thompson’s wife, and he disclaims beneficial ownership of those 160,000 shares.

(2)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to rule 13d-3.

Executive Compensation

        The following table contains information regarding compensation paid by the Company with respect to each of the last three fiscal years to its chief executive officer and to the four other most highly compensated executive officers.

----------------------------------------------------------------------------------------------------------------------------
                                                Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term
                                                                                   Compensation
                                                      Annual                --------------------------
                                                   Compensation             Restricted      Securities
                                               ---------------------          Stock         Underlying        All Other
                                Year           Salary          Bonus         Award(s)        Options         Compensation
                                                  ($)         ($)(1)        ($)(1)(2)          (#)              ($)(3)
----------------------------------------------------------------------------------------------------------------------------
Richard E. Cook (4)             2002          325,000               -               -         20,000             5,529
  Chief Executive Officer       2001          328,308               -               -         20,000             4,988
                                2000          308,846               -         184,914         17,500             3,652

Michael C. Ferrara (5)          2002          267,500          20,000               -         17,500             6,631
   President

Joan Mariani Andrew             2002          302,075  (6)          -               -         15,000             3,338
  Vice President                2001          190,000               -               -         15,000             3,213
  Sales & Marketing             2000          181,538               -          62,550         15,000             3,213

Bernard J. Berg                 2002          200,000          10,000               -         15,000             5,529
  Senior Vice President         2001          200,000               -               -         15,000             5,154
  Engineering                   2000          197,153          27,211          41,332         15,000             5,154

Duane F. Kluting                2002          205,000               -               -         15,000             4,340
  Vice President                2001          205,000               -               -         15,000             3,978
  Chief Financial Officer       2000          198,269               -          77,318         15,000             3,978
----------------------------------------------------------------------------------------------------------------------------
(1)

Bonuses paid to the executive officers may be converted into common stock of the Company, at the election of the executive, pursuant to the Company’s Cash Bonus Conversion Plan. Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined, but the shares received are subject to certain restrictions on transfer and risks of forfeiture. Bonuses shown are net of such conversions and restricted stock awards shown above are the result of such bonus conversions.

(2)

The values shown in this column represent the aggregate market value at the date of grant for shares of restricted stock acquired pursuant to the Company’s Cash Bonus Conversion Plan, net of purchase price paid. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends are paid on these shares to the same extent paid on the Company’s common stock generally. Restricted shares held at the close of the Company’s fiscal year were Mr. Cook 38,050 shares, Mr. Berg 8,558 shares, Ms. Andrew 13,766 shares and Mr. Kluting 16,347 shares. Corresponding market values net of purchase price paid as of that same date were Mr. Cook $128,427, Mr. Berg $30,684, Ms. Andrew $47,379, and Mr. Kluting $55,394.

(3)	These amounts represent “matching” contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.

(4)	Richard E. Cook retired with the consent of the Company effective as of March 7, 2003.

(5)	Michael C. Ferrara became President of the Company on July 9, 2001.

(6)	Included in this amount is base compensation of $190,000 and cost of living, currency and tax differential payments for assignment outside of the U.S.

        The following table contains information regarding stock options granted to the named executive officers during the preceding fiscal year.

-------------------------------------------------------------------------------------------------------------------------

                                           Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------------------
                                                                      Individual
                                                                        Grants
                                              Percent of Options       Exercise                           Grant Date
                                Options           Granted to             Price         Expiration       Present Value
                              Granted (1)        All Employees         ($/sh)(2)          Date              ($)(3)
-------------------------------------------------------------------------------------------------------------------------

Richard E. Cook                   20,000            10.4                 7.82            1/22/12            75,000

Michael C. Ferrara                17,500            9.1                  7.82            1/22/12            65,625

Joan Mariani Andrew               15,000            7.8                  7.82            1/22/12            56,250

Bernard J. Berg                   15,000            7.8                  7.82            1/22/12            56,250

Duane F. Kluting                  15,000            7.8                  7.82            1/22/12            56,250

-------------------------------------------------------------------------------------------------------------------------
(1)	Options become exercisable one year after the date of grant.

(2)	The exercise price equals the prevailing market price of the Company’s stock on the date of grant. The price may be paid in cash or by the surrender of outstanding shares.

(3)

Present value calculated under the Black-Scholes Valuation Model, assuming a risk-free rate of return of 4.27 percent, 1.01 percent dividend yield, 55 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

        The following table contains information regarding the exercise of options during the preceding fiscal year by the named executive officers, as well as unexercised options held by them at fiscal year-end.

--------------------------------------------------------------------------------------------------------------------------

                             Aggregated Option Exercises in Last Fiscal Year and Year-end Values

--------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities
                                                           Underlying Unexercised             Value of Unexercised
                                                              Options at Fiscal             In-the-Money Options at
                               Shares        Value               Year-End (#)                  Fiscal Year-End ($)
                            Acquired on    Realized     ----------------------------     ---------------------------------
                            Exercise(#)       ($)       Exercisable    Unexercisable     Exercisable         Unexercisable
--------------------------------------------------------------------------------------------------------------------------

Richard E. Cook                  -            -             82,500         20,000           13,983                -

Michael C. Ferrara               -            -             17,500         17,500                -                -

Joan Mariani Andrew              -            -             90,000         15,000           11,985                -

Bernard J. Berg                  -            -            115,000         15,000           11,985                -

Duane F. Kluting                20,000       39,175        107,000         15,000           11,985                -

--------------------------------------------------------------------------------------------------------------------------

        The following table provides information about the Company’s equity compensation plans as of December 28, 2002.

-------------------------------------------------------------------------------------------------------------------------------

                                               Equity Compensation Plan Summary

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Number of securities
                                                                                                   Remaining available for
                                            Number of securities                                    Future issuance under
                                             to be issued upon      Weighted-average exercise         Compensation plans
                                          exercise of outstanding      price of outstanding         (excluding securities
                                                  options                    options            reflected in the first column)
-------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
      approved by shareholders                 1,854,600 (1)                  $11.62                      2,252,949
-------------------------------------------------------------------------------------------------------------------------------

(1)

Represents outstanding options to purchase the Company’s Common Stock granted under the X-Rite, Incorporated 1993 Employee Stock Option Plan, as amended and restated, and the X-Rite, Incorporated 1993 Outside Directors Stock Option Plan, as amended and restated.

Report on Executive Compensation

        The Compensation Committee is currently comprised of three members, and all members are nonemployee directors of the Company. The primary function of the Compensation Committee is to assist the Board of Directors in matters related to compensation as may be appropriately delegated to it by the Board. The Compensation Committee has a role in helping ensure a clear relationship between total compensation, organizational performance, and returns to shareholders.

        The Company’s compensation policies are designed to enhance the Company’s ability to attract, motivate, and retain competent and dedicated management. In constructing and applying these policies, a conscious effort is made to identify and evaluate programs for comparable employers, considering such factors as geography and industry influences, relative sizes, growth stages, and market capitalization. The Compensation Committee has, at times, enlisted the assistance of a consulting firm to establish a peer group of corporations that can be used for compensation comparison purposes. In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock based incentives. Base salary for an executive is determined by the executive’s responsibility and the Company’s need to be competitive in the market for executive services. Bonus compensation is based on achievement of corporate goals. Stock based incentives are intended to strengthen the alignment of the interest between the shareholders and senior management and to address long-term performance. The Board of Directors believes the stock ownership of management is of critical importance to the ongoing success of the Company.

        In the early part of 2002, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer (“CEO”) for all of the Company’s executive officers, and made such adjustments as the Compensation Committee thought appropriate based upon salary survey data for comparable employers, economic conditions in general, and evaluations by the CEO. Annual salary for the CEO was reviewed independently by the Compensation Committee and adjusted based on the same considerations for other executive salaries, plus input from the Nominating and Resources Committee and its evaluation of the CEO’s performance as a corporate leader. The Company established a bonus program for 2002 applicable to all executive officers of the Company. The program has two components. One component is based on individual performance as determined by the Compensation Committee, in conjunction with the CEO, with respect to other officers. The second component is based upon Company wide economic performance defined to be roughly the return on average assets. Bonuses, if any, are reported in the Summary of Compensation table contained in this Proxy Statement.

        The Company also awarded stock options to six (6) officers during 2002 under the Employee Stock Option Plan, including the grants to the named executive officers detailed in the foregoing table captioned “Option Grants in Last Fiscal Year.” The options awarded to the executives, other than the CEO, were based upon recommendations from the CEO, taking into account for each executive his or her contribution to success in prior periods by achieving agreed-upon goals, and his or her ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The CEO was awarded an option based primarily on the concept that it is in the best interest of the shareholders to provide incentive for the CEO in the form of stock options, in an amount appropriate relative to the options granted other executives, considering their abilities to influence performance.

        During 2003, the Company intends to comply with the NASDAQ proposals with respect to independent director approval of CEO compensation in an executive session where the CEO is not present as well as independent director approval requirements of all executive officer compensation.

Compensation Committee Ronald A. VandenBerg, Chairman Stanley W. Cheff Dr. Peter M. Banks

Stock Performance Graph

        The following graph depicts the cumulative total return on the Company’s common stock compared to the cumulative total return on the indices for NASDAQ Stock Market (U.S. and foreign) and NASDAQ nonfinancial stocks which is considered to be the Company’s peer group. The graph assumes an investment of $100 on the last trading day of 1996, and reinvestment of dividends in all cases.

Comparison of Five-Year Cumulative Total Returns
Performance Report for
X-Rite, Incorporated

Other Arrangements

        The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission.

        Effective as of a change in control of the Company, the Company has made available to its executive officers’ contracts assuring them of continued employment for a period of three years. In the event of a change in control and the executive’s employment is terminated by the Company during the three-year employment term without good cause, either actually or constructively, the executive is entitled to receive continued compensation and employee benefits for the remainder of the term.

        At the time CEO Cook retired from his position as the Company’s chief executive officer and as a director, the Company entered into an agreement with Mr. Cook in connection with the settlement of Mr. Cook’s employment contract. Under Mr. Cook’s Separation Agreement entered into effective as of March 7, 2003, he is entitled to 18 months of his former $325,000 annual base salary, which payments will be made in substantially equal installments over an 18-month period. Mr. Cook also was granted vesting of certain unvested stock options and certain unvested shares in the Company’s Cash Bonus Conversion Plan. Mr. Cook is obligated (i) to be reasonably available to provide information, transition assistance and other services at the request of the Company during the period of severance, (ii) not to compete with the Company or solicit its employees for a period of two years after his retirement, and (iii) to hold confidential any proprietary information of the Company.

        President Ferrara has an Employment Agreement with the Company for an initial term of three years, ending June 30, 2004, renewable annually thereafter for successive one-year periods unless terminated by either party as of the end of the initial term or any renewal term. During its continuation, either party may terminate the Agreement for specified reasons. Mr. Ferrara is entitled to receive cash compensation for a minimum of six months and certain perquisites for the unexpired portion of the then current term if his employment is terminated for any reason other than death, disability, voluntary quit, or discharge for good cause. Mr. Ferrara is obligated not to compete with the Company or solicit its employees for a period of two years after termination of his employment. Mr. Ferrara’s Agreement has been coordinated with the above-described change in control arrangement in the event a change in control of the Company occurs.

        Members of the Company’s Board of Directors receive an annual retainer of $20,000 ($37,000 for chairperson), plus a meeting fee of $1,000 ($1,500 for chairpersons) for each meeting of the Board or a committee attended with the exception of the Audit Committee where a meeting fee of $1,500 ($2,000 for chairperson) is paid. In addition, each nonemployee director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 8,000 shares of the Company’s common stock at a price per share equal to the fair market value on the previous day. Each option has a term of ten years and is exercisable six months from date of issue.

        At the time former Chairman Ted Thompson retired from his position as the Company’s Chief Executive Officer and retired from day-to-day management of the Company’s affairs, the Company entered into an agreement with Mr. Thompson for the purpose of defining an ongoing relationship with the Company. In addition to specifying his responsibilities, compensation, and benefits, the agreement provided for compensation and insurance benefits for a period of five years after conclusion of his service as Chairman. On September 13, 2001, Mr. Thompson retired as Chairman of the Company and an amendment to that agreement was entered into providing Mr. Thompson certain health benefits in lieu of certain compensation. Mr. Thompson is obligated not to compete with the Company for a period ending two years after termination of the agreement.

        Directors who have served three or more terms (nine years) are eligible to become Directors Emeritus at such time as they no longer hold the position of a director of the Company, if elected to that position by the Board of Directors. Directors Emeritus are entitled to attend meetings of the Board, but they may not vote, and they are entitled to receive an annual retainer, but no meeting fees. Director Emeritus status lasts for a period equal to the length of service as a director or until any earlier resignation or death.

Report of the Audit Committee

        The Audit Committee is currently comprised of three members all of whom are “independent” within the meaning of the regulatory requirements applicable to the Company. The Audit Committee operates under a written charter adopted by the Board of Directors effective September 15, 1999. The charter was amended and restated on March 3, 2003 to be responsive to the new laws, rules and regulations. A copy of the Company’s Amended and Restated Audit Committee Charter describing the authority, functions and responsibilities of the Committee is appended to this Proxy Statement as Appendix C. The following is a report of the Audit Committee to the Company’s Board of Directors with respect to the most recently ended fiscal year.

To the Board of Directors:

        We have reviewed and discussed with management the Company’s audited financial statements as of, and for the year ended December 28, 2002.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with the independent auditors the independent auditors’ independence.

        Based upon the reviews and discussions referred to above, we recommend to the Board of Directors that the referenced financial statements be included in the Company’s Annual Report on Form 10-K with respect to the most recently ended fiscal year.

Audit Committee Paul R. Sylvester, Chairman Mark D. Weishaar Rufus Teesdale

Relationship with Independent Public Accountants

        The consolidated financial statements of the Company and its subsidiaries for the year ended December 28, 2002, have been audited by Ernst & Young LLP, independent public accountants and, as recommended by the Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as the Company’s independent auditors for the year ending January 3, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

        Aggregate fees billed to the Company for the fiscal year ended December 28, 2002, by the Company’s principal accounting firm, Ernst & Young LLP, were $230,750 in Audit Fees, $ 0 for Financial Information System Design and Implementation Fees, and $6,405 for all other fees.

        The Audit Committee considers whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except with respect to a Form 4 filing by Joan Mariani Andrew covering the open market purchase of 27 shares on November 11, 2002 which was reported late.

Certain Relationships and Related Transactions

        XR Ventures, LLC is a joint venture between the Company and Peter M. Banks and James A. Knister. The main focus of XR Ventures is to find, acquire, develop, and operate interests in businesses or technologies important to the growth of new markets for the Company. Dr. Banks and Mr. Knister are responsible for the day-to-day operations of XR Ventures with input from the Company. The Company funds acquisitions made by XR Ventures and, in exchange, will receive its investment back in full before any distributions are made. The Company will receive 80 percent of the gains on investments less any success fee payable to Dr. Banks and Mr. Knister. In exchange for their role in XR Ventures, Dr. Banks and Mr. Knister receive 20 percent of the gains on investments plus a success fee depending on the level of gains, which can be as low as zero, but can never exceed 6.67 percent of the gains. Dr. Banks and Mr. Knister are reimbursed for their expenses, but receive no salary or additional Board fees relating to XR Ventures. The Company reached the XR Ventures arrangement with Dr. Banks and Mr. Knister through arms-length negotiation, in which the Company was represented by it regular counsel and Dr. Banks and Mr. Knister were represented by separate counsel.

The Company entered into a five year lease on October 2, 2000 on a facility owned by a partnership in which Stanley W. Cheff is a fifty percent partner. The Company paid $198,000 of rent during 2002 for this facility. The lease agreement was reached through arms-length negotiation with the partnership which was represented by its own counsel. The Board of Directors believes the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

Shareholder Proposals – Annual Meeting

Any proposal of a shareholder intended to be presented at the 2004 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 13, 2003, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, regardless of whether the proposal is to be included in the Company’s proxy materials. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Retrieval Section of the Commission.

Miscellaneous

        The Company’s Annual Report to Shareholders including financial statements, as well as the Company’s annual report on Form 10-K, is being mailed to shareholders with this Proxy Statement.

        Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN
THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors Duane F. Kluting Secretary

April 11, 2003
Grandville, Michigan

Appendix A

X-RITE, INCORPORATED
AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
(Effective January 26, 2003)

ARTICLE I
GENERAL PROVISIONS

        1.1         Purpose and Scope.  The purposes of this Plan are to encourage stock ownership by management employees of X-Rite, Incorporated, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining key personnel through the grant of Options to purchase shares of the Company’s common stock.

        1.2         Definitions.  The following words and phrases shall have the following meanings as used in this Plan:

(a) “Board” means the Board of Directors of the Company.

(b) “Committee” means the committee appointed by the Board pursuant to Section 1.3 of this Plan.

(c) “Company” means X-Rite, Incorporated and any subsidiary corporation or other entity in which X-Rite, Incorporated holds a proprietary interest.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

        (e)        “Disability” means the total and permanent inability of an employee by, reason of sickness or injury, to perform the material duties of such employee’s regular occupation with the Company for a continuous period of six month.

(f) “Market Value” means the closing sale price reported in the NASDAQ Stock Market or, if such value is not available, such other estimate of fair market value as the Committee shall determine.

        (g)        “Nonqualified Stock Option” means all rights to purchase Stock, granted pursuant to this Plan, which are not Qualified Stock Options, and are not entitled to special tax treatment under Section 422 of the Code.

(h) “Qualified Stock Option” means the right to purchase Stock, granted pursuant to this Plan which is intended to qualify as an incentive stock option under Section 422 of the Code.

(i) “Option Price” means the purchase price for Stock payable upon exercise of an Option granted under this Plan.

(j) “Optionee” means a person to whom an option has been granted under this Plan.

(k) “Plan” means this X-Rite, Incorporated Amended and Restated Employee Stock Option Plan.

(l) “Stock” means the common stock of the Company, par value $0.10 per share.

(m) “Stock Appreciation Right” shall have the meaning described in Article IV of this Plan.

        1.3         Administration.

        (a)        The Plan shall be administered by a Committee appointed by the Board, consisting of three or more persons as the Board shall determine from time to time. A majority of members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible for the operation of the Plan, and the determination as to persons entitled to participate in the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and binding.

        (b)        The Committee shall consist entirely of members who are Non-Employee Directors as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, or any successor definition.

        (c)        The granting of any Option (as defined below) pursuant to this Plan shall be entirely within the discretion of the Committee, and nothing contained in this Plan shall be interpreted or construed to give any person any right to participate under this Plan.

        (d)        Each person who is or shall have been a member of the Committee shall be defended, indemnified and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

        1.4         Eligibility.  The Committee may grant Options at any time, and from time to time, to such employees, including or excluding persons previously granted Options, as the Committee shall determine in its sole and absolute discretion. Options granted simultaneously or at different times need not contain similar provisions.

        1.5         Shares Subject to Plan.  The maximum number of shares of Stock subject to Options and Stock Appreciation Rights to be granted under the Plan as amended and restated shall be 3,000,000 shares, and no person may be granted more than 500,000 Options and Stock Appreciation Rights under the Plan, all subject to adjustment as provided in Section 1.7 below. The shares of Stock will be authorized but unissued shares. If any outstanding Option or Stock Appreciation Right expires or is terminated for any reason before the end of the term for this Plan, except for Options that have been canceled on the exercise of a Stock Appreciation Right for cash, the shares of Stock covered by that Option shall be available for Options subsequently granted under this Plan.

        1.6         Terms and Conditions of Option.  Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by written grants and/or written agreements in such form as the Committee shall approve from time to time. Each grant and/or agreement (“Option”) shall state, and be subject to the following:

        (a)        Option Price.  The purchase price per share for Stock under each Option shall be not less than one hundred percent (100%) of the Market Value of a share of the Stock as of the day preceding the date the Option is granted.

        (b)        Time and Method of Payment.  The Option Price shall be paid in full at the time an Option is exercised, and may be paid in cash, by the surrender of Stock owned by the Optionee valued at Market Value, or the exercise of Stock Appreciation Rights. Promptly after the exercise of an Option and the payment of the full Option Price, the Optionee shall be entitled to the issuance of a stock certificate evidencing ownership of such Stock.

(c) Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

        (d)        Option Period and Limitations on Exercise of Options. The Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option. Except as otherwise provided in the Option, an Option may be exercised in whole or in part at any time during its term, but no Option may be exercised for a fractional share of Stock.

        (e)        Termination of Employment.  An Optionee’s Options and Stock Appreciation Rights shall terminate as provided in the pertinent Option agreement upon the termination of his or her employment by the Company; provided, however, the Committee may, in its discretion in any particular case, subsequent to the time of granting of the Option specify that all or part of an Optionee’s Options and Stock Appreciation Rights may be exercisable upon such termination or for a certain period of time after termination. Without limiting the discretion of the Committee to devise termination procedures that it deems appropriate in a given case, the Committee may follow one or more of the following policies:

(i) to permit an Optionee to exercise all Options or Stock Appreciation Rights that are exercisable as of the date of termination;

(ii) to accelerate the vesting of any nonvested Option or Stock Appreciation Right, in whole or in part, and permit their exercise on termination;

(iii) to permit an Optionee to exercise Options or Stock Appreciation Rights after termination during the balance of their original term; or

        (iv)      to permit an Optionee who dies or becomes totally and permanently disabled while employed by the Company to exercise (or have his or her estate, personal representative or beneficiary exercise) Options or Stock Appreciation Rights during the balance of the original term.

        The decision of the Committee to permit any one or more of the foregoing accelerations or exercises may result in a Qualified Option being treated as a Nonqualified Option for tax purposes, and the Company shall have no responsibility for any adverse tax consequence to the Optionee.

(f) Transferability of Options. The transferability or nontransferability of options shall be subject to the following conditions:

        (A)        Qualified Stock Options.  Qualified Stock Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent and distribution to the extent provided in Section 6(g). During the lifetime of an Optionee, Qualified Stock Options shall be exercisable only by the Optionee. Following the death of an Optionee, Qualified Stock Options shall be exercisable only to the extent provided in Section 6(g).

        (B)        Nonqualified Stock Options.  Nonqualified Stock Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent and distribution to the extent provided in Section 6(g) except that the Committee may authorize the grant of Nonqualified Stock Options that permit the transfer of a Nonqualified Stock Option to the Optionee’s spouse and/or the Optionee’s descendants or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse and/or the Optionee’s descendants (“Authorized Transferee”), provided the Optionee satisfies such conditions to the transfer as may be required by the Committee. The agreement pursuant to which a transferable Nonqualified Stock Option is granted shall: expressly set forth the transfer rights and limitations, prohibit payment of any consideration by the Authorized Transferee to the original Optionee, prohibit any further transfer of the Option and provide that the Authorized Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the Option) and obligations, conditions, and limitations shall be determined as if the original Optionee continued to hold the Option, whereby, provisions of this Plan dealing with termination of employment, retirement, disability, or death of an Optionee will continue to refer to the original Optionee regardless of whether a Nonqualified Stock Option has been transferred to an Authorized Transferee. A Nonqualified Stock Option may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee. After the Optionee’s death, the Option shall be exercisable only to the extent provided in Section 6(g).

        (g)        Death of Optionee and Transfer of Option.  In the event of an Optionee’s death, subject to Section (3) above, options may be exercised, to the same extent exercisable by the Optionee at the date of death, by any of the following persons: (A) personal representatives of the estate of the Optionee; (B) any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; (C) any person designated to exercise the Option by means of a specific written designation executed by the Optionee and filed with the Committee prior to the Optionee’s death; or (D) an Authorized Transferee. No Nonqualified Stock Options, unless granted pursuant to an agreement specifically permitting transfer as described in Section 6(f)(B), and no Qualified Stock Options shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution of the state of the Optionee’s domicile; provided, however, that an Optionee may execute and file a notice of designation as provided for in (C) above.

        1.7         Effect of Change in Stock Subject to the Plan.  The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the exercise price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from: (a) a subdivision or consolidation of shares or any other capital adjustment; (b) the payment of a stock dividend; or (c) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or as of the effective date for a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate unless other provisions have been made in any outstanding Option Agreement.

        1.8         Notification of Exercise.  Options shall be exercised by written notice directed to the Chief Financial Officer of the Company at the principal executive offices of the Company. Exercise by an Optionee’s heir or personal representative shall be accompanied by evidence of his or her authority to act, in form reasonably satisfactory to the Company.

ARTICLE II
QUALIFIED STOCK OPTIONS

        2.1         Terms of Qualified Stock Options.  Each Qualified Stock Option granted under the Plan shall be exercisable during a term fixed by the Committee that shall begin no sooner than six (6) months and end no later than ten (10) years after the date the Qualified Stock Option is Granted.

        2.2         Limitations on Options.  The aggregate Market Value of Stock (determined at the time the Qualified Stock Option is granted) subject to the Qualified Stock Options granted to an employee under this Plan that become exercisable for the first time by such employee during any calendar year may not exceed One Hundred Thousand Dollars ($100,000). Any Option issued in excess of the $100,000 limit shall be treated as a Nonqualified Stock Options.

        2.3         Termination of Employment.  If an Optionee ceases to be employed by the Company, his or her Qualified Stock Options shall be terminable as provided in Section 1.6(e) above. In the event of an Optionee’s death, the Optionee’s heirs or personal representative shall have the right to exercise Qualified Stock Options to the same extent that the deceased Optionee had at the date of death.

        2.4         Continued Employment.  Whether military, government, or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

        2.5         Special Rule for Ten Percent Shareholder.  If at the time a Qualified Stock Option is granted, the Optionee owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined using the applicable attribution rules of the Code, then the terms of the Option shall specify that the Option price shall be at least one hundred ten percent (110%) of the Market Value of the Stock subject to the Option and such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

        2.6         Interpretation.  In interpreting this Article II of the Plan and the provisions of individual Option Agreements, the Committee and the Board shall be governed by the principles and requirements of the pertinent provisions of the Code and applicable Treasury Regulations.

ARTICLE III
NONQUALIFIED STOCK OPTIONS

        3.1         Terms of Nonqualified Options.  Each Nonqualified Stock Option granted under the Plan shall be exercisable only during a term fixed by the Committee at the time of grant, not shorter than six (6) months and not longer than ten (10) years following the date of grant.

        3.2         Termination of Employment.  Subject to Section 1.6(e) above, the Committee in its discretion may provide such limitations on the exercise of any Nonqualified Stock Option after termination of employment as the Committee deems prudent at the time of grant.

        3.3         Additional Terms.  The Committee may add additional terms and conditions to a Nonqualified Stock Option, including, but not limited to, a cash award for any federal tax liability suffered by the Optionee upon the grant and/or exercise of a Nonqualified Stock Option.

ARTICLE IV
STOCK APPRECIATION RIGHTS

        4.1         Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) may be, but are not required to be, granted by the Committee in connection with grant of an Option. All SARs shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

        (a)        Term and Exercise.  An SAR shall be exercisable only: (i) with the approval of the Committee; (ii) during the term of the Option to which it relates; (iii) at such times as the Option to which it relates is exercisable; and (iv) if the Market Value of the Stock subject to the Option surrendered (on the date surrendered) minus the aggregate Option Price of the Stock subject to the Option surrendered is a positive amount.

        (b)        Payment.  In the event the Committee agrees to permit exercise of the SAR, the Optionee shall surrender to the Company the right to exercise the Option with respect to a specified number of shares as to which the Option is then exercisable. In return, the Optionee shall receive from the Company an amount payable in cash and/or in shares (as determined by the Committee after considering the request of the Optionee) equal to the difference between the Market Value of Stock as to which the Optionee has surrendered the Option and the Option Exercise Price. In the event the Committee decides to tender shares in full or partial payment of the SAR, the number of shares to be issued to the Optionee shall be based on the Market Value of the shares as of the date of exercise of the SAR. No fractional shares shall be issued to Optionees upon exercise of an SAR. Instead, the Company shall pay the Optionee the value of such fractional share based upon the Market Value of a share on the date the SAR is exercised.

(c) Nontransferability. An SAR granted under the Plan shall be transferable only when the Option to which it relates is transferable.

        4.2         Other Terms and Conditions.  Option Agreements reflecting Stock Appreciation Rights which are granted under the Plan may contain such other conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

        4.3         Notification of Request to Exercise.  The Optionee shall request the Committee’s approval to exercise a Stock Appreciation Right by written notice to the Chief Financial Officer of the Company at the principal executive offices of the Company. Such written notice shall state the number of shares subject to the Option for which approval of the exercise of the SAR is requested, and the Optionee’s preferred form of payment of the SAR. The Optionee may indicate his or her preference to receive payment of the SAR in cash or in Stock or in a combination thereof. The Committee shall have absolute discretion in determining whether the request for approval of the exercise of the SAR shall be approved and, if such approval is given, whether payment shall be made in cash or Stock or in a combination thereof.

        Within thirty (30) days after the delivery of the Optionee’s request to exercise the SAR as provided above, the Committee shall inform the Optionee in writing of its determination by personal delivery of such written determination to the Optionee or by mailing its written determination to the Optionee by certified or registered mail, return receipt requested. The Optionee must act on any approved exercise of an SAR within 30 days after the date of such determination by the Committee (or such longer period as may be permitted by the Committee) and in accordance with the terms approved by the Committee. Exercise shall be by written notice actually delivered, or mailed by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company at the principal executive offices of the Company.

        4.4         Effect of Exercise.  Upon exercise of a Stock Appreciation Right, the Option to which it relates shall lapse with respect to those shares, and such shares shall not be available for further grant of Options.

ARTICLE V
ADDITIONAL PROVISIONS

        5.1         Shareholder Approval.  The Plan shall be submitted to the shareholders of the Company for approval at the first meeting of shareholders held subsequent to the adoption of the Plan. If the shareholders of the Company do not approve the Plan, the Plan shall terminate.

        5.2         Compliance With Other Laws and Regulations.  The Plan, the grant and exercise of Options, and the obligation of the Company to sell and deliver shares under Options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        5.3         Amendments.  The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by shareholders, may: (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan; (b) reduce the Option Price for shares which may be purchased pursuant to Options under the Plan; (c) extend the period during which Options may be granted; or (d) modify the eligibility requirements for participation in the Plan. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

        5.4         No Rights As Shareholder.  No Optionee shall have any rights as a shareholder with respect to any share of Stock subject to his or her Option prior to the date of issuance of a certificate evidencing ownership of such Stock, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of the certificate, except as provided in Section 1.7.

        5.5         Withholding.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state, or local withholding tax liability.

        5.6         Continued Employment Not Presumed.  This Plan and any document describing this Plan and the grant of any Option or Stock Appreciation Right hereunder shall not give any Optionee or other employee a right to continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

        5.7         Acceleration.  The Board shall have the right, in its sole discretion, to direct the Committee to declare that all Options and Stock Appreciation Rights then outstanding shall become immediately exercisable, notwithstanding any limitations on exercise in Option Agreements, if in the opinion of the Board a change in control of the Company is imminent.

        5.8         Effective Date; Duration.  The Plan shall become effective as of January 26, 2003, subject to shareholder approval pursuant to Section 5.1, and shall expire on January 26, 2013. No Options may be granted under the Plan after January 26, 2013, but Options granted on or before that date may be exercised according to the terms of the Option Agreements and shall continue to be governed by and interpreted consistent with the terms of this Plan.

        5.9         Coordination of Plans.  All options granted under the Company’s previous Employee Stock Option Plan that are outstanding at the time this Plan is approved by the Company’s shareholders shall be deemed to have been granted under, and shall be thereafter subject to the terms of this Plan for purposes of administration.

CERTIFICATION

        The foregoing Plan was adopted, as amended, by the Company’s Board of Directors on January 26, 2003, subject to approval by the Shareholders of the Company.

/s/ Duane Kluting _______________________________________________ Duane Kluting Secretary

Appendix B

X-RITE, INCORPORATED
AMENDED AND RESTATED
OUTSIDE DIRECTOR STOCK OPTION PLAN
(EFFECTIVE AS OF JANUARY 26, 2003)

ARTICLE I
GENERAL PROVISIONS

        1.1         Purpose and Scope. The purpose of this Outside Director Stock Option Plan is to make service on the Board of Directors of the Company more attractive to present and prospective outside directors, as the continued services of qualified outside directors are considered essential to the Company’s sustained progress, and to provide additional incentive for such directors to direct the Company effectively by offering then a greater interest in the continued success of the Company through stock ownership. The Plan is intended to encourage stock ownership by outside directors of the Company.

        1.2         Definitions. The following words and phrases shall have the following meanings as used in this Plan:

(a) “Board” means the Board of Directors of the Company.

(b) “Company” means X-Rite, Incorporated and any subsidiary corporation or other entity in which X-Rite, Incorporated holds a proprietary interest.

(c) “Market Value” means the closing sale price reported in the NASDAQ Stock Market or, if such value is not available, such other estimate of fair market value as the Board shall determine.

(d) “Option Price” means the purchase price for Stock payable upon exercise of an option granted under this Plan.

(e) “Optionee” means a person to whom an option has been granted under this Plan.

(f) “Outside Director” means a person who is a member of the Board of Directors of the Company, but who is not a common law employee of the Company or any subsidiary of the Company.

(g) “Plan” means this X-Rite, Incorporated Amended and Restated Outside Director Stock Option Plan.

(h) “Stock” means the common stock of the Company, par value $0.10 per share.

        1.3         Administration. The Plan shall be administered by the Board. Grants of Stock under the Plan and the amount and nature of the options to be granted shall be automatic as described in Section 1.5. The Board shall have the power to determine all questions arising under the Plan and to adopt and amend such rules and regulations for the administration of the Plan as it may deem advisable. Each person who is or shall have been a member of the Board shall be defended, indemnified, and held harmless by the Company, to the maximum extent permitted by law, from and against any cost, liability, or expense imposed or incurred in connection with such persons taking or failing to take any action under the Plan.

        1.4         Shares Subject to Plan. The maximum number of shares of Stock subject to options to be granted under the Plan as amended and restated shall be 1,000,000 shares, subject to adjustment as provided in Section 3.1 below. The shares of Stock will be authorized but unissued shares. If any outstanding option expires or is terminated for any reason before the end of the term for this Plan, the shares of Stock covered by unexercised or surrendered portion of that option shall be available for options subsequently granted under this Plan.

        1.5         Eligibility; Grant of Options. Only Outside Directors shall be eligible to receive options under this Plan. Effective as of the date of each annual meeting of the shareholders of X-Rite, Incorporated, each Outside Director who is newly elected or continues in office as a director subsequent to that meeting shall be granted an option to acquire 8,000 shares of stock. Any Outside Director who is elected as a director by the Board shall be granted an option to acquire that number of shares that is equal to 8,000 shares of stock multiplied by a fraction that is equal to 365 minus the number of days that have elapsed since the last annual meeting of shareholders and dividing that difference by 365: the result shall be rounded to the nearest whole share.

ARTICLE II
OPTIONS AND RIGHTS

        2.1         Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options, not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

        2.2         Terms, Conditions, and Form of Options. Each option granted under this Plan shall be evidenced by a written agreement in such form and containing such terms as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a)        Transferability of Options. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent and distribution to the extent provided in Section 2.2(d), except that the Board may authorize the grant of options that permit transfer to the Optionee’s spouse and/or the Optionee’s descendants or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse and/or the Optionee’s descendants (“Authorized Transferee”), provided the Optionee satisfies such conditions to the transfer as may be required by the Board. The agreement pursuant to which a transferable option is granted shall expressly set forth the transfer rights and limitations, prohibit payment of any consideration by the Authorized Transferee to the original Optionee, prohibit any further transfer of the option and provide that the Authorized Transferee shall succeed to all rights and benefits (except any right to further transfer of the option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the option) and obligations, conditions, and limitations shall be determined as if the original Optionee continued to hold the option, whereby provisions of this Plan dealing with death of an Optionee will continue to refer to the original Optionee regardless of whether the option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee. After the Optionee’s death, the Option shall be exercisable only to the extent provided in Section 2.2(d).

(b) Period of Options. Options shall terminate upon the expiration of ten (10) years from the date upon which such options were granted (subject to prior termination as hereinafter provided).

        (c)        Exercise of Options. Options may be exercised, in full or in part, only by giving written notice to the Company, stating the number of shares of Stock with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be made, in whole or in part, in cash, or in shares of the Stock of the Company already owned by the Optionee, valued at Market Value as of the date of the notice of exercise; provided, however, that (i) there shall be no such exercise at any one time as to fewer than one hundred (100) shares, unless fewer than one hundred (100) shares remain to be purchased under the option being exercised; and (ii) options may not be exercised for a period of six (6) months after the date of grant.

        (d)        Death of Optionee and Transfer of Options. In the event of an Optionee’s death, options may be exercised, to the same extent exercisable by the Optionee at the date of death, at any time prior to the specified expiration date, by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee’s death; or (iv) an Authorized Transferee. No options, unless granted pursuant to an agreement specifically permitting transfer as described in Section 2.2(a), shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution of the state of the Optionee’s domicile; provided, however, that an Optionee may execute and file a notice of designation as provided for in (iii) above.

        2.3         Option Price. The Option Price for an option granted under the Plan shall be the Market Value of the shares of Stock covered by the option on the last business day before the day the option is granted.

        2.4         Notification of Exercise. Options shall be exercised by written notice directed to the Chief Financial Officer of the Company at the principal executive offices of the Company. Exercise by an Optionee’s heir or personal representative shall be accompanied by evidence of his or her authority to act, in form reasonably satisfactory to the Company.

ARTICLE III
ADDITIONAL PROVISIONS

        3.1         Effect of Change in Stock Subject to the Plan. The aggregate number of shares of Stock available for options under the Plan, the shares subject to any outstanding option and the exercise price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from: (a) a subdivision or consolidation of shares or any other capital adjustment; (b) the payment of a stock dividend; or (c) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or as of the effective date for a merger or consolidation in which the Company is not the surviving corporation, all options outstanding under the Plan shall terminate unless other provisions have been made in any outstanding option agreement.

        3.2         Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options, and the obligation of the Company to sell and deliver shares under options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        3.3         Amendments. The Board may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by shareholders, may: (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan (except as provided in Section 3.1); (b) reduce the Option Price for shares which may be purchased pursuant to options under the Plan; (c) extend the period during which options may be granted; or (d) modify the eligibility requirements for participation in the Plan. Other than as expressly permitted under the Plan, no outstanding option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

      3.4         Limitation on Rights.

                    (a)        No Optionee shall have any rights as a shareholder with respect to any share of Stock subject to his or her option prior to the date of issuance of a certificate evidencing ownership of such Stock, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of the certificate, except as provided in Section 3.1.

                    (b)        Neither the Plan, nor the granting of options, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

        3.5         Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax liability prior to the delivery of any certificate or certificates for such shares.

        3.6         Effective Date; Duration; Grants. The Plan, as amended and restated, shall take effect on the date of approval by the shareholders of the Company, and shall be applicable to all directors as of that date. No options may be granted under this Plan after the day prior to the tenth (10th) annual meeting following the date the Plan was approved by the shareholders of the Company (i.e., May 20, 2003).

        3.7         Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed and interpreted in accordance with the laws and in the courts of the state of Michigan, without regard to its conflicts of laws principles.

CERTIFICATION

        The foregoing Plan was adopted, as amended, by the Company’s Board of Directors on January 26, 2003, subject to approval by the shareholders of the Company.

/s/ Duane Kluting _______________________________________________ Duane Kluting Secretary

Appendix C

X-RITE, INCORPORATED
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Effective March 3, 2003

I.	ROLE:

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics.

II.	MEMBERSHIP:

A. Independence/Composition. The Audit Committee shall be comprised of not less than three (3) members of the Board of Directors. Each member of the Audit Committee shall meet independence and experience requirements of NASDAQ, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Accordingly, the members of the Audit Committee will consist of directors:

•	None of whom has any relationship to the Company that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and
•	All of whom, as determined by the Board of Directors in its business judgment, are financially literate and have a working familiarity with basic financial and accounting practices and at least one member of the Audit Committee shall be an “audit committee financial expert” in compliance with the criteria established by the Commission.

B. Appointment. The members of the Audit Committee shall be nominated by the Nominating and Resources Committee and appointed annually to one year terms by the Board of Directors. The Nominating and Resources Committee shall recommend, and the Board shall designate, one member of the Audit Committee as chair. Audit Committee members may be replaced by the Board.

III.	MEETINGS:

A. Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may elect. Special meetings of the Audit Committee may be called pursuant to any procedures established by the Audit Committee. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings.

B. Minutes. The Audit Committee shall keep written minutes of its meetings, which shall include a description of all actions taken by the Committee. The minutes shall be distributed to all members of the Board of Directors and shall be maintained with the books and records of the Company.

IV.	RESPONSIBILITIES:

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing the Company’s financial statements. The Company’s financial management, including the independent auditor, have more time, knowledge and more detailed information of the Company than does the Audit Committee. Consequently, the Audit Committee’s role is one of oversight and does not provide any expert assurance or certification as to the Company’s financial statements or the work of the independent auditor.

The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function:

A. Document And Report Review.

1.	Review, assess the adequacy of, and update this Charter at least annually or as conditions dictate.

2.

Review and discuss with management the Company’s annual financial statements and any reports or other financial information submitted to the SEC or to the public, including any report issued by the independent auditor, and including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

3.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

4.

Review and discuss with management and the independent auditor the quarterly report on Form 10-Q and the annual report on Form 10-K prior to its filing, including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

5.	Discuss and/or review with management earnings press releases prior to dissemination, and financial information and earnings guidance provided to analysts and rating agencies.

B. Independent Auditors.

1.

Select and appoint, determine the compensation of and funding for, evaluate, and provide oversight of the Company’s independent auditor, including the removal of the Company’s independent auditor, all within the Audit Committee’s sole authority. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor.

2.

On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor’s objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

3.	Implement and administer the Company’s Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor.

4.

Review the independent auditor’s attestation and report on management’s internal control report, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

5.	At least annually, obtain and review a report by the independent auditor regarding:

(a)	The firm’s internal quality control procedures;

(b)

Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)

All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable laws, rules, and regulations).

C. Financial Reporting Processes.

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditors.

2.

Review the Company’s critical accounting policies and practices as well as consider and approve, as appropriate, major changes to the Company’s accounting policies and practices as suggested by the independent auditor and management.

3.	Review and approve all related party transactions.

4.

Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

D. Internal Audit.

1.

Evaluate on an annual basis the necessity (with input from management and the independent auditor) of an internal audit function. If an internal audit function is established, the Committee will oversee its activities including its organization, objectivity, responsibilities, plans, budgets, and staffing.

E. Ethical and Legal Compliance.

1.	Review the Company’s Code of Conduct, when and as approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Discuss the Company’s risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, as well as any audit problems or difficulties and management’s response.

F. Other.

1.	Prepare the Audit Committee report, in accordance with all applicable rules and regulations, to be included in the Company’s annual proxy statement to shareholders.

2.	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities set forth in this Charter.

3.

Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform Committee duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors and shall be given the necessary resources to retain such advisors and to otherwise fulfill its functions as set forth in this Charter.

4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.	LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.